Exhibit 99.1

Snap Interactive Establishes 10b5-1 Plan to Initiate a Share Repurchase Program

NEW YORK, NY, May 18, 2017 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our,” or “us”) (OTCQB: STVI), a leading provider of live video social networking and interactive dating applications, today announced it has established a systematic repurchase plan under Rule 10b5-1 promulgated under the Securities and Exchange Act of 1934 to facilitate the cash repurchase of up to $1.0 million of the company’s common stock over the next 12 months.

Under the program authorized by the Board, SNAP may purchase shares in open market transactions. The plan enables shares to be purchased during blackout periods imposed by SNAP’s insider trading policy between quarter-end and the reporting of the Company’s financial results, as well as during open trading windows. The program was approved for an initial period of one year, and purchases are expected to be funded with existing cash on hand.

“We believe at times the market equity value of the Company has not fairly represented the present value of our business and its future opportunities. We determined that a buyback program is an effective allocation of capital, permitting the Company to opportunistically repurchase shares at attractive prices,” commented Jason Katz, SNAP’s Chairman of the Board of Directors. “I believe the buyback program will deploy corporate resources in a way that increases shareholder value over time.”

About Snap Interactive, Inc.

Snap Interactive, Inc. is a leading provider of live video social networking and interactive dating applications. SNAP has a diverse product portfolio consisting of nine products including Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities, and FirstMet, a prominent interactive dating brand serving users 35 and older. The Company has a long history of technology innovation and holds 25 patents related to video conferencing and online gaming.

For more information, please visit http://www.snap-interactive.com.

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IR Contact:

IR@snap-interactive.com

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively integrate the operations of the Company and AVM; the timing and amount of any future repurchases of the Company’s common stock, if any; user acceptance of our updated applications; the Company’s ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company’s ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company’s applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.